UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

Valaris Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-08097	98-1589854
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House, 2 Church Street
Hamilton, Bermuda, HM 11
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	VAL	The New York Stock Exchange
Warrants to purchase Common Shares	VAL WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 24, 2022, the Board of Directors (the “Board”) of Valaris Limited (the “Company”) appointed Christopher T. Weber as Senior Vice President and Chief Financial Officer of the Company, effective as of July 22, 2022, or such earlier date as may be mutually agreed by Mr. Weber and the Company. Prior to joining the Company, Mr. Weber, age 49, has served as the chief financial officer of Lufkin Industries, Inc., an oilfield equipment manufacturer, since February 2021.  From July 2019 to February 2021, Mr. Weber served as the chief financial officer of Abaco Drilling Technologies, an oilfield equipment manufacturer.  From June 2017 to November 2018, Mr. Weber served as executive vice president and chief financial officer of Halliburton Company, an oilfield services company.  Prior to that, Mr. Weber has served as the senior vice president and chief financial officer of Parker Drilling Company, a provider of contract drilling services and rental tools; vice president and treasurer of Ensco plc (a predecessor of the Company); and vice president, operations support for Pride International, Inc., an offshore drilling contractor. Mr. Weber has no familial relationships with any director or other executive officer of the Company. The Company is not aware of any transaction in which Mr. Weber has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Weber will receive an annual base salary of $550,000 and a target annual bonus of 90% of base salary. Mr. Weber will also be a participant in the Valaris Executive Severance Plan. Effective upon his start date, Mr. Weber will be granted (A) an award of 15,240 time-based restricted stock units that vest in annual installments through July 19, 2024, with settlement of all such RSUs deferred until the final vesting date, and (B) a target award of 60,954 performance share units that may be earned at 0 to 150% of the target award based on the achievement of designated share price hurdles held for at least 90 consecutive trading days, achievement of relative ROCE targets and the achievement of certain strategic team goals, with settlement to occur in July 2024 following completion of the performance period. Mr. Weber’s compensation package also includes customary confidentiality, non-competition, non-solicitation, non-disparagement, and invention assignment covenants.

Effective at the time Mr. Weber joins the company as Senior Vice President and Chief Financial Officer, Darin Gibbins, the Company’s Interim Chief Financial Officer and Vice President – Investor Relations & Treasurer, will step down from his position as Interim Chief Financial Officer of the Company. Mr. Gibbins will remain employed with the Company as its Vice President – Investor Relations and Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2022	VALARIS LIMITED

	By:	/s/ Davor Vukadin
Davor Vukadin
Senior Vice President and General Counsel